SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Corn Products International, Inc.

(Name of Registrant as Specified in Its Charter)

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5 Westbrook Corporate Center, Westchester, Illinois 60154

March 25, 2004

Dear Stockholder:

      Enclosed are the notice of annual meeting of stockholders, proxy statement and proxy card for this year’s annual meeting of stockholders of Corn Products International, Inc.

      The annual meeting will be held solely to vote on each of the matters described in the proxy statement. We do not expect that any other business will be transacted.

      Please note that once again you can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by either the Internet or telephone are given on the enclosed proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form.

      Your vote is important to the Company, whether or not you plan to attend. If you plan to attend the annual meeting, please so indicate and bring the admission ticket that is attached to the enclosed proxy card.

Sincerely,

Samuel C. Scott III
Chairman, President and
Chief Executive Officer

Corn Products International, Inc.

5 Westbrook Corporate Center
Westchester, Illinois 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 2004 annual meeting of stockholders of Corn Products International, Inc. will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Avenue and Wolf Road), in Westchester, Illinois, on Wednesday, May 19, 2004, at 9:00 a.m., local time, for the following purposes:

1. To elect four Class I directors, each for a term of three years.

2. To ratify the appointment of KPMG LLP as independent auditors for the Company for 2004.

3. To transact such other business, if any, that is properly brought before the meeting and any adjournment or adjournments thereof.

      March 22, 2004 is the record date for the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours at the address set out above.

      Your vote is important. Whether or not you expect to attend the annual meeting, please ensure that your vote will be counted by voting over the internet, by telephone or by signing, dating and returning your proxy card or voting instruction form promptly in the prepaid envelope provided.

By order of the Board of Directors,

Marcia E. Doane
Vice President, General Counsel
and Corporate Secretary

March 25, 2004

Corn Products International, Inc.

5 Westbrook Corporate Center
Westchester, Illinois 60154

PROXY STATEMENT

General Information

      You have received this proxy statement because the Board of Directors of Corn Products International, Inc. (the “Company”) is asking for your proxy to vote your shares at the 2004 annual meeting of stockholders that is scheduled to be held on Wednesday, May 19, 2004 (the “Annual Meeting”). This proxy statement and the accompanying 2003 annual report to stockholders of the Company are being mailed commencing on or about April 2, 2004. On March 22, 2004, the record date for the Annual Meeting, 36,304,289 shares of common stock were issued and outstanding.

      In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and the annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Any stockholder who wishes to receive a separate copy of this proxy statement or the annual report can do so by telephoning Marcia E. Doane, Corporate Secretary of the Company, at 708-551-2600 or by mailing the request to the Corporate Secretary at the Company’s principal executive office, which address is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.

      In addition, any stockholder sharing an address with other stockholders of the Company can request delivery of only a single copy of future annual reports and proxy statements by telephoning Marcia E. Doane, Corporate Secretary of the Company, at 708-551-2600 or by mailing the request to the Corporate Secretary at the Company’s principal executive office, which address is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. Please also keep in mind that this proxy statement and the accompanying 2003 annual report to stockholders will be published and available for viewing and copying in the “Investors” section of the Company’s web site at http://www.cornproducts.com.

      Please note that the information on our website is not incorporated by reference in this Proxy Statement. The Company would also like to remind you that any stockholder having computerized access to the Internet may consent at any time to receive electronic notification of these documents by following the enrollment instructions available at http://www.cornproducts.com.

Who May Vote

      You may vote at the Annual Meeting if you were a stockholder of record of the Company’s common stock at the close of business on March 22, 2004. You are entitled to one vote for each share of common stock of the Company that you owned as of the record date. If you are a participant in the Corn Products International Stock Fund of the Company’s Retirement Savings Plans or the Company’s automatic dividend reinvestment plan, your proxy card includes the number of shares in your Plan account as well as any other shares of Company common stock held of record in your name as of March 22, 2004.

How To Vote

      You may vote by proxy at the Annual Meeting or in person. If you vote by proxy, please sign and date the enclosed proxy card and return it to us in the envelope provided. Specify your choices on the proxy card. If you return a signed and dated proxy card but do not specify your choices on it, your shares will be voted in favor of the proposals stated.

      If you are a registered stockholder, you may also vote either by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by the telephone or electronically through the Internet is 11:59 p.m. Eastern Time on May 18, 2004. You may revoke your proxy at any time before it is voted by (i) notifying the Company’s Corporate Secretary in writing, (ii) returning a later-dated, signed proxy card or voting instruction form, (iii) submitting a later-dated proxy electronically through the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Marcia E. Doane, Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.

      If your shares are held through a bank, broker or other holder of record, please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Required Votes

      To carry on the business of the Annual Meeting, a quorum of the stockholders is required. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. If a quorum is present, the director nominees receiving the most votes will be elected. If you withhold your vote for any or all nominees, your vote will not count either “for” or “against” the nominee. Other proposals require the favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote. A vote to “abstain” (or to withhold your vote) on any other proposal will be counted as present for quorum purposes, but it will not be counted as a vote cast “for” such proposal.

      If you hold your shares of Company common stock through a bank, broker or other holder of record and have not returned a signed proxy card, your broker will have authority to vote your shares but only on those proposals that are considered discretionary under the applicable New York Stock Exchange rules. If your broker does not have such discretion on any proposals (broker non-votes), your shares will be counted as being present at the Annual Meeting for quorum purposes, but they will not be counted as votes cast on such proposals.

Solicitation of Proxies

      The Company will pay all costs of soliciting proxies and will reimburse brokers, banks and other custodians and nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions. In addition to this mailing, directors, officers and other employees of the Company may solicit proxies electronically, personally or by mail or telephone.

Board of Directors

      The business and affairs of the Company are conducted under the direction of its Board of Directors (the “Board”). The Board presently consists of eleven members, nine of whom have been determined to be independent under the rules of the New York Stock Exchange. Please see the section titled “Independence of the Board Members” below for more information. The Board is divided into three classes, with one class elected each year for a three-year term.

Director Attendance

      In addition to the various committee meetings referred to below, the Board held six meetings in 2003. Each director attended at least 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2003. As a group, the directors’ meeting attendance averaged 95.56 percent for the year.

      The Company encourages its Directors to attend the annual meeting of stockholders. Last year, ten out of eleven of our Directors attended the annual meeting of stockholders.

Independence of the Board Members

      Under the rules of the New York Stock Exchange, a Director is not considered to be independent unless the Board has affirmatively determined that the Director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, the New York Stock Exchange rules stipulate that certain relationships preclude a Director from being considered to be independent. The Board has determined that each Director and nominee for Director, except for Samuel C. Scott, the Company’s Chief Executive Officer, and Luis Aranguren, are independent. In making such determinations, the Board considered the facts underlying the relationships described below and determined that none of such relationships was a material relationship that would impair the independence from management of any such individuals.

      Mr. Kastory serves as a member of the Advisory Board of Bimbo Bakeries USA, the United States division of Grupo Bimbo, S.A. de C.V., Mexico’s largest baking company. In 2003, the Company’s Mexican subsidiary had sales to Grupo Bimbo of approximately US$13,800,000. Mr. Kastory receives a nominal fee for each of the two meetings per year, plus travel expenses, for serving on the Advisory Board. The Advisory Board is a consultative body that meets twice each year with the Chairman of Bimbo Bakeries to discuss strategic, business and marketing matters, and is not a governance body. None of Mr. Kastory’s compensation is tied to the business or relationship between Bimbo Bakeries and the Company. In addition, prior to his retirement in 2001, Mr. Kastory was an executive officer of Bestfoods, the parent of the Company prior to the spin-off of the Company at the end of 1997. Mr. Storms was an executive officer of Bestfoods prior to his retirement in 1997. Mr. Ringler is a director of Dow Chemical Company, from which the Company made purchases of US$1,976,000 during 2003. Ms. Klein is an executive officer of CDW Corporation, from which the Company made purchases of US$140,000 during 2003.

      Executive sessions are held in conjunction with each regularly scheduled meeting of the Board. Non-management Directors meet regularly in executive sessions without management. “Non-management” Directors are all those who are not Company officers and may include Directors who are not “independent” by virtue of the existence of a material relationship with the Company. The “independent” Directors meet in executive session at least once a year. One of the Chairpersons of the Board Committees, all of whom are “independent,” presides over executive sessions of the Board on a rotating basis; the “independent” Directors decide which Chairperson will preside over each executive session.

Communication with the Board

      Information regarding the manner in which security holders may communicate with the Board and the manner in which those communications will be forwarded to Board members can be found in the “Governance” section of the Company’s website at http://www.cornproducts.com.

Committees of the Board

      The Board currently has four standing committees, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Finance Committee. Each of these committees operates pursuant to a written charter adopted by the Board. These charters are available in the “Governance” section of the Company’s web site at http://www.cornproducts.com. Please note that the information on our web site is not incorporated by reference in this Proxy Statement.

Audit Committee

      The Audit Committee is composed of at least three directors, each of whom is independent and financially literate as such terms are defined under the rules of the New York Stock Exchange. The Board has determined that the Company has more than one member of the Audit Committee who meets the legal requirements of an audit committee financial expert, one of whom is James M. Ringler.

      The Audit Committee is a separately-designated standing committee established in accordance with the Exchange Act. Pursuant to the provisions of its written charter as adopted by the Board, a copy of which is included as Appendix A, this committee assists the Board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The independent auditors are accountable to and meet privately with this committee on a regular basis.

      Members of the Audit Committee are G. E. Greiner (Chairman), W. S. Norman, J. M. Ringler and C. B. Storms. This committee held twelve meetings during 2003 and has furnished the following report.

Audit Committee Report

      The following “Audit Committee Report” shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Audit Committee of the Board of Directors (the “Committee”) reports that it has: (i) reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2003; (ii) discussed with KPMG LLP, the independent accountants and auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence. Based on such review and discussions, the Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for 2003 for filing with the Securities and Exchange Commission.

Audit Committee

G. E. Greiner, Chairman
W. S. Norman
J. M. Ringler
C. B. Storms

Compensation Committee

      The Compensation Committee is composed entirely of independent directors as “independence” is defined under the rules of the New York Stock Exchange. Each of the members of this committee is also a “non-employee director” as such term is defined under Exchange Act Rule 16b-3 and an “outside director” as such term is defined in Treasury Regulation § 1.162-27(3).

      Pursuant to the provisions of its written charter, this committee discharges the Board’s responsibilities relating to compensation of the Company’s executives, employee benefit plans and the compensation of directors.

      Members of the Compensation Committee are R. M. Gross (Chairman), R. J. Almeida and K. L. Hendricks. This committee held four meetings during 2003.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee is composed entirely of independent directors as “independence” is defined under the rules of the New York Stock Exchange.

      Pursuant to the provisions of its written charter as adopted by the Board, this committee oversees the general areas of corporate governance and selected Company policies as well as the selection of directors.

      The Company retains a professional third-party search firm to help identify and facilitate the screening and interview process for Director nominees. The Corporate Governance and Nominating Committee maintains, with the approval of the Board, formal criteria for selecting Director nominees. The criteria used for selecting Director nominees are included as Appendix B. In addition to these minimum requirements, the Corporate Governance and Nominating Committee will also evaluate whether the candidates’ skills and experience are complementary to the existing Board members’ skills and experience as well as the Board’s need for operational, management, financial, international, technological or other expertise.

      The search firm identifies and assists in screening the candidates, performs reference checks, prepares a biography for each candidate for the Corporate Governance and Nominating Committee to review and assists in setting up interviews. The Corporate Governance and Nominating Committee members interview candidates that meet the criteria and select those that it will recommend to the Board for nomination. The Board considers the nominees and selects those who best suit the needs of the Board for nomination or election to the Board.

      The Corporate Governance and Nominating Committee will consider qualified candidates for Director nominees suggested by our shareholders. Shareholders can suggest qualified candidates for Director nominees by writing to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary at Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. Submissions that are received that meet the criteria described above are forwarded to the search firm for further review and consideration. The Corporate Governance and Nominating Committee intends to evaluate candidates proposed by shareholders in the same manner as other candidates.

      Members of the Corporate Governance Committee are W. S. Norman (Chairman), G. E. Greiner, R. M. Gross and B. H. Kastory. This committee held five meetings during 2003.

Finance Committee

      The Finance Committee is composed of four directors. Pursuant to the provisions of its written charter as adopted by the Board, this committee assists the Board in fulfilling its oversight responsibilities in the specific areas of capital structure, leverage and tax planning; risk management and the preservation of assets, investments, and employee pension plans.

      Members of the Finance Committee are B. H. Kastory (Chairman), R. J. Almeida, L. Aranguren and K. L. Hendricks. This committee held five meetings during 2003.

Director Compensation and Tenure

      Employee directors do not receive additional compensation for serving as directors. All directors are reimbursed for Board and committee meeting expenses but no meeting attendance fees are paid. The following table displays the individual components of outside director compensation:

Annual Board retainer	$71,000	(1)
Annual Audit Committee and Compensation Committee chairman retainer	$7,000	(1)
Annual Corporate Governance & Nominating Committee and Finance
Committee chairman retainer	$4,000	(1)
Annual stock option grant (number of underlying shares)	2,000	(2)

(1)	One half of the retainer is paid in cash and the other half is paid in the mandatory form of phantom stock units based upon shares of Company common stock that are deferred until retirement under the Deferred Compensation Plan for Outside Directors. In addition, a director may choose to defer all or part of the cash portion of the retainer in the Company’s phantom stock units. The Company’s phantom stock units for each outside director as of January 1, 2004, are indicated in the middle column of the Security Ownership Table appearing on page 7.

(2)	A grant of 2,000 non-qualified stock options was awarded in May 2003 to each of the outside directors who was not scheduled to retire before the 2004 annual meeting of shareholders. The grants were priced at the fair market value of the Company’s common stock on the date of grant and have a ten-year term. They are fully exercisable on May 1, 2004. Effective May 1, 2004, annual grants of stock options will no longer be provided and will be replaced with annual grants of restricted stock in an amount not to exceed a fair market value of $19,000, with the stock to remain restricted throughout the director’s tenure.

      Board policy requires outside directors to retire no later than the annual meeting following their 70th birthday (age 72 in the case of outside Directors who have been previously identified by the Board of Directors as the founding Directors). Employee directors, including the CEO, are required to retire from the Board upon retirement as an employee, unless the Board determines otherwise in unusual circumstances.

Security Ownership of Certain Beneficial Owners and Management

      The following table shows, as of January 1, 2004, all persons or entities that the Company knows are beneficial owners of more than five percent of the Company’s issued and outstanding common stock.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class

Barclays Global Investors, NA,	2,410,311	7.36%
Barclays Global Fund Advisors, and Barclays Bank PLC(1) 45 Fremont Street San Francisco, California 94105
Ignacio Aranguren-Castiello	1,915,000	5.08%
Inmobiliaria Persifone, S.A. de C.V., and Tesoreria y Valores, S.A. de C.V.(2) Lopez Cotilla 2032 44100 Guadalajara, Jalisco Mexico

(1)	The ownership information disclosed above is based on a Schedule 13G report dated February 17, 2004 that Barclays Global Investors, NA., a U.S. investment adviser, filed with the SEC on behalf of itself and its affiliated group members, including Barclays Global Fund Advisors, a U.S. investment adviser, and Barclays Bank PLC, an English bank. Barclays Global Investors, NA. has sole voting and dispositive power as to 1,741,164 of such shares; Barclays Global Fund Advisors has sole voting and dispositive power as to 643,647 of such shares, and Barclays Bank PLC has sole voting and dispositive power as to 25,500 of such shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	The ownership information disclosed above is based on a Schedule 13G/A report dated February 20, 2004 that Mr. Ignacio Aranguren-Castiello, a Mexican citizen, filed with the SEC on behalf of both himself personally and each of Inmobiliaria Persifone, S.A. de C.V., a Mexican corporation, and Tesoreria y Valores, S.A. de C.V., a Mexican corporation, of which he is the controlling shareholder. Through his direct ownership of Company common stock and his control of Inmobiliaria Persifone, S.A. de C.V. and Tesoreria y Valores, S.A. de C.V., Mr. Aranguren-Castiello has sole voting and dispositive power as to 1,500 of such shares and shared voting and dispositive power as to 1,913,500 of such shares. Inmobiliaria Persifone, S.A. de C.V. shares voting and dispositive power over 1,500,000 of such shares. Tesoreria y Valores, S.A. de C.V. shares voting and dispositive power over 413,500 of such shares.

      The following table shows the ownership of Company common stock (including derivatives thereof), as of February 2, 2004, of each director and named executive officer and all directors and executive officers as a group.

	Amount and Nature of Beneficial
	Ownership

	Outstanding Shares	Shares Underlying	Percent
	of Company	Phantom Stock	of
Beneficial Owner	Common Stock(1)	Units(2)	Class(3)

R. J. Almeida	6,000	4,845	*
L. Aranguren	1,913,500 (4)	0	5.29%
G. E. Greiner	8,000	5,655	*
R. M. Gross	6,000	5,025	*
K. L. Hendricks	5,000	4,417	*
B. H. Kastory	10,862	8,613	*
B. A. Klein	0	0	*
W. S. Norman	6,752	9,882	*
J. M. Ringler	4,000	4,845	*
S. C. Scott III	431,099	55,272	1.33%
C. B. Storms	26,991	9,258	*
M. E. Doane	94,855	0	*
J. L. Fiamenghi	89,462	0	*
E. J. Northacker	114,856	16,256	*
J. W. Ripley	159,816	8,343	*
All directors and executive officers as a group (22 persons)	3,281,994	132,506	9.13%

(1)	Includes shares of Company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share. Also includes shares of Company common stock that may be acquired within 60 days of February 1, 2004, through the exercise of stock options granted by the Company in the following amounts for the following persons: 4,000 for R. Almeida, G. Greiner, R. Gross, K. Hendricks, B. Kastory, W. Norman, J. Ringler, C. Storms; 354,441 for S. Scott; 83,000 for M. Doane; 65,750 for J. Fiamenghi; 111,706 for E. Northacker; 134,942 for J. Ripley; and 1,082,776 for all directors and executive officers as a group.

(2)	Includes shares of Company common stock that are represented by deferred phantom stock units of the Company credited to the accounts of the directors and certain executive officers. The directors and executive officers have no voting or investment power over the Company’s phantom stock units.

(3)	The total for any individual, except L. Aranguren and S. Scott, is less than 1.0%, and the total for the group is 9.13% of the issued and outstanding shares of the Company’s common stock. The applicable percentage of ownership is based on a total of 36,179,258 shares of Company common stock issued and outstanding as of February 2, 2004.

(4)	Mr. L. Aranguren shares beneficial ownership of 1,913,500 shares of Company common stock with I. Aranguren-Castiello and two Mexican corporations, Inmobiliaria Persifone, S.A. de C.V. and Tesoreria y Valores, S.A. de C.V.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file timely reports of holdings and transactions in the Company’s common stock (including derivatives thereof) with the SEC. The Company has reviewed the forms filed on behalf of its directors and executive officers during and with respect to 2003 and has also reviewed other information including written representations that no annual SEC Form 5 report was required by such directors and executive officers. Based on this review, the Company believes that none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2003 as disclosed in the forms reviewed.

Stockholder Cumulative Total Return Performance Graph

      The graph shown below depicts the cumulative total return to stockholders (stock price appreciation or depreciation plus reinvested dividends) during the 5-year period from December 31, 1998 to December 31, 2003, for the Company’s common stock compared to the cumulative total return during the same period for the Russell 2000 Index and the peer group index (the “Peer Group Index”). The Russell 2000 Index is a comprehensive common stock price index representing equity investments in certain smaller companies. The Russell 2000 Index is value weighted and includes only publicly traded common stocks belonging to corporations domiciled in the U.S. and its territories. It measures the performance of the 2,000 smallest companies in the Russell 3000 Index.

      The Peer Group Index was initially compiled by the Company from companies included in Standard & Poor’s former Small Cap Basic Materials Index (which was discontinued as of December 31, 2001), but not including the Company, together with publicly-held competitors of the Company that are not included in such classification. The Peer Group Index includes the following 37 companies in four identified sectors which, based on their Standard Industrial Classification (SIC) codes, are similar to the Company:

AGRICULTURAL PROCESSING	AGRICULTURAL CHEMICALS

Archer-Daniels-Midland Company Bunge Limited Gruma, S.A. de C.V. Grupo Industrial Maseca-ADR MGP Ingredients, Inc. Penford Corp. Tate & Lyle	Agrium Inc. IMC Global Inc. Mississippi Chemical Corp. Monsanto Company Phosphate Res. Partners-LP Potash Corporation of Saskatchewan Inc. Syngenta AG-ADR Terra Industries Inc. Terra Nitrogen Co.-LP

AGRICULTURAL PRODUCTION/FARM PRODUCTION	PAPER/TIMBER/PLANING

Alico Inc. Charles River Labs International Inc. Delta & Pine Land Co. Dimon Inc. Savia S.A. de C.V.-ADR Standard Commercial Corporation Universal Corporation	Abitibi-Consolidated Inc.
Aracruz Celulose S.A.-ADR
Bowater Inc.
Buckeye Technologies Inc.
Caraustar Industries Inc.
Chesapeake Corporation
Deltic Timber Corp.
Domtar Inc.
Jefferson Smurfit PLC-ADR
MeadWestvaco Corporation
Pope & Talbot Inc.
Potlatch Corporation
Smurfit-Stone Container Corp.
Wausau-Mosinee Paper Corporation

      The graph assumes that:

• as of the market close on December 31, 1998, you made one-time $100 investments in the Company’s common stock and in market capital base-weighted amounts which were apportioned among all the companies whose equity securities constitute each of the other two named indices, and

• all dividends were automatically reinvested in additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable time frame.

PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE

RUSSELL 2000 INDEX AND THE PEER GROUP INDEX FOR THE PERIOD FROM
DECEMBER 31, 1998 TO DECEMBER 31, 2003 (1)

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Corn Products International	$100.00	$109.15	$98.40	$120.95	$104.74	$121.37

Russell 2000	$100.00	$121.26	$117.59	$120.52	$95.83	$141.11

Peer Group Companies	$100.00	$105.07	$93.79	$93.76	$86.07	$109.06

(1)	Source: Standard & Poor’s.

Compensation Committee Report

on Executive Compensation

      The following “Compensation Committee Report on Executive Compensation” shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of independent directors. The Committee approves compensation policy for the Company and administers the compensation program for the Company’s officers.

      The Company utilizes the services of an independent consulting firm to provide information on base salary, annual incentive levels and long-term incentives for a broad group of companies and for a group of companies in related industries adjusted for size for which compensation information is available (the “Survey Group”). Based on this comparative pay data and the compensation-related objectives of the Company, the Committee approves a compensation program that it considers appropriate. A description of this program follows.

Compensation Philosophy

      The objectives of the Company’s compensation programs, including officers’ compensation, are to:

•	Focus, align and motivate management on the objectives of the Company and enhance shareholder value.

•	Permit the Company to attract and retain outstanding and talented executives who are focused on the interests of the Company’s shareholders.

•	Reinforce pay-for-performance beliefs by aligning the distribution of compensation programs with results. Adjustments to base salary and the award of incentives are provided based on the achievement of tangible measurable results.

      The key components of the Company’s compensation program for its officers are base salary, annual incentive compensation, and long-term incentives. The Company’s compensation philosophy is to target base salaries at the 50th percentile of market; total cash (base plus annual bonus) targeted at the 60th percentile; and long-term incentives targeted at the 60th percentile of the Survey Group. The Survey Group consists of 27 companies that most closely represent the size, business and the international profile of the Company. An officer’s salary depends upon level of responsibility, the geographic complexity of the position, individual performance, and time in position. Annual incentives are payable only after the attainment of predetermined performance targets. Base salary and long and short-term incentives for other management personnel are targeted at the 50th percentile of the Survey Group.

Annual Incentive Program

      The Annual Incentive Program (“AIP”) for the officers and other eligible management level employees provides for awards based on the achievement of performance targets that are established at the beginning of each year. Each participant’s annual incentive is calculated according to the achievement of corporate, business unit and individual performance results. The Committee approved annual incentive payments based on 2003 results for each of the officers and AIP eligible employees in accordance with this program. Total payments for 2003 for each of the named executive officers are indicated in the Bonus column of the Summary Compensation Table on page 13.

Long-Term Incentives

      The Company’s long-term incentive program for its officers consists of a combination of non-qualified stock options, restricted stock and performance shares and targets the 60th percentile of the Survey Group. Non-qualified stock options, restricted stock and performance share awards are made under the Company’s

1998 Stock Incentive Plan. Non-qualified stock options awarded to officers have a ten-year term and vest 50% per year at the end of the first and second years. Restricted stock awards granted to officers vest after five years. The amount of stock awarded to elected officers is established based on competitive practices and for recognition and retention purposes.

      Other management personnel who are eligible for long-term incentives are granted non-qualified stock options and/or awarded restricted stock under the Company’s 1998 Stock Incentive Plan. The number of options granted or shares of restricted stock awarded are based on an individual’s salary, salary grade and performance. These options also have a ten-year term and vest 50% per year at the end of the first and second years while restricted stock awards vest after five years.

      During 2003, the Committee awarded a total of 177,700 non-qualified stock options to eleven officers (including the CEO). In addition, 335,200 stock option grants and 9,650 restricted stock awards were made in 2003 to another 123 management level employees and 18,000 stock options were granted to 9 outside directors. The options have an exercise price equal to the fair market value of a share of Company common stock on the grant date.

      The total number of non-qualified stock options and restricted shares awarded in 2003 was 540,550 or approximately 9.5% of the shares authorized for distribution under the Company’s 1998 Stock Incentive Plan. Option grants for each of the named executive officers are identified in the Option Grants Table on page 14.

      The Performance Plan (the “Plan”) has been established to provide long-term incentives to the Company’s officers as a portion of their long-term compensation. The Plan is designed to provide the opportunity to achieve competitive long-term incentives for the attainment of long-term performance targets.

      During 2003, the Committee granted Performance Share Awards under the Company’s 1998 Stock Incentive Plan with respect to the three-year period commencing in 2003. Under these awards, 50% of the performance target is the Company’s three-year cumulative total shareholder return compared against that of a peer group consisting of 36 companies (the “Performance Plan Peer Group”) selected on the basis of their Standard Industrial Classification (SIC) codes. The Performance Plan Peer Group is utilized for comparison because the companies that are part of this group operate in the same or similar types of business as does the Company. The remaining 50% of the performance target under these awards is based on the Company’s return on capital at the end of the three-year cycle. Final awards are paid in shares of Company stock unless a participant elects to receive cash. Participants who have not reached designated stock ownership targets can only be paid Company stock.

      Under the Performance Share Awards granted in 2003, participants can earn up to 200% of the target performance shares based on the Company’s cumulative performance over the entire three-year performance period as measured against total shareholder return and the Company’s return on capital achieved. The awarded target performance shares are earned and payable only after the third year in the performance cycle. The contingent target performance shares that were awarded to each of the named executive officers in 2003 are identified in the Long-Term Incentive Plans Table on page 15.

      In February 2004, cash payments were made to certain Company officers based on the results for the three years beginning in 2001 attained under the Company’s 2001 Performance Plan. The Company performed at the 47th percentile when compared to the performance of the companies that constituted the discontinued S&P Small-Cap Basic Materials Index. The amount of the cash award target that was earned by each of the named executive officers is identified in the Long-Term Incentive Payouts column of the Summary Compensation Table on page 13. After 2001, the Company discontinued cash awards under the Performance Plan in favor of performance share awards under the Company’s 1998 Stock Incentive Plan.

Executive Stock Ownership Targets

      The Committee has established stock ownership targets for the officers. The ownership targets for the officers are based on multiples of each individual’s base salary. For purposes of these targets, “ownership” is defined as Company common stock owned, whether directly or indirectly, restricted stock shares held and the stock equivalents of deferred phantom stock unit accounts referred to in footnote 2 to the Security Ownership

Table on page 7. “Ownership” excludes unexercised stock options. Officers are expected to attain their ownership targets within three to five years from the time the established targets became applicable. The ownership target for the Chief Executive Officer is five-times base salary. At the end of 2003, Mr. Scott owned stock equivalent in value to approximately 7.6 times his base salary.

Compensation For 2003

      In fulfilling its responsibility to oversee the performance of the Chief Executive Officer and other officers, the Committee meets at the beginning of each year to review the performance of the Company, the officers, officer succession plans and in executive session, the Chief Executive Officer’s performance. Specifically regarding the Chief Executive Officer, the evaluation includes a review of his leadership in the development and implementation of strategies; his leadership pertaining to business execution and the achievement of results; his development of management talent; and his ability to maintain an organization that represents the highest ethical standards and corporate governance practices.

      Actions concerning executive compensation at the beginning of 2003 were based upon the Company’s performance in 2002, the individual’s performance and the individual’s time in position.

      Concerning the Chief Executive Officer’s compensation, the Committee considered the Company’s financial performance and the leadership he demonstrated during the prior year. The Committee also evaluated the results of the Company as compared to goal.

      Based on the results of the factors and criteria stated above, and the Committee’s consideration of the Chief Executive Officer’s time in position, salary relative to the Company’s salary grade midpoint and individual performance, the Committee approved an annualized increase of 8.0% effective February 2003 for Mr. Scott, adjusting his annual salary to $680,000.

      The Committee awarded Mr. Scott 60,000 non-qualified stock options in October 2003. The amount of the grant was established according to market data and the Company’s long-term incentive program described above.

      In February 2004, the Committee awarded Mr. Scott an annual incentive cash award for 2003 of $866,000 based on the Company’s improved financial results, including exceeding the earnings per share goal, increasing dividends by 20% and significantly improving working capital. Of further consideration was Mr. Scott’s leadership regarding the implementation of the Company’s strategy. Annual incentive awards paid to the other named executive officers were based on the corporate, business unit and individual performance. These amounts are shown in the Bonus column of the Summary Compensation Table on page 13.

      In February 2004, the Committee awarded Mr. Scott $563,200 which was earned under the 2001 Performance Plan with respect to the three-year period total shareholder return (with shareholder return being compared to the peer group) beginning in 2001 and paid in accordance with the provisions of that Plan.

Deductibility Of Executive Compensation

      The Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to options, annual incentives and long-term incentive plans in order to avoid losing the tax deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named on the Summary Compensation Table. The Committee believes that the Company will not lose any tax deductions due to this rule in 2004.

Compensation Committee

R. M. Gross, Chairman
R. J. Almeida
K. L. Hendricks

Executive Compensation

      The following table summarizes the compensation awarded or paid to the chief executive officer and each of the four other most highly compensated executive officers of the Company (collectively, the “named executive officers”) during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Restricted	Securities	Long-Term
				Other Annual	Stock	Underlying	Incentive	All Other
Name and		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($) (1)	#	($)	($)(2)

S. C. Scott III	2003	675,416	866,000	—	—	60,000	563,200	12,000
Chairman, President and	2002	618,750	500,000	—	—	60,000	541,720	39,423
Chief Executive Officer	2001	544,166	500,000	—	250,020	105,000	519,200	42,766
E. J. Northacker	2003	326,667	268,000	—	—	—	—	10,680
Vice President and President	2002	322,500	188,000	94,992(3)	—	26,000	—	25,468
North America Division	2001	—	—	—	—	—	—	—
J. W. Ripley	2003	304,833	274,000	—	—	26,000	162,800	12,000
Senior Vice President, Planning,	2002	295,500	172,000	—	—	26,000	197,200	31,191
Information Technology and	2001	284,833	193,000	—	—	18,000	255,200	32,632
Compliance
J. L. Fiamenghi	2003	292,000	244,000	—	—	16,500	136,400	—
Vice President and President	2002	277,000	183,000	—	231,600	16,500	116,000	—
South America Division	2001	266,000	226,000	—	—	18,000	96,800	—
M. E. Doane	2003	284,500	236,000	—	—	12,000	132,000	11,015
Vice President, General Counsel	2002	272,000	155,000	—	—	12,000	127,600	21,455
and Corporate Secretary	2001	260,166	173,000	—	—	10,000	174,240	23,722

(1)	The amounts shown represent the value of each of the Restricted Stock Awards on the dates they were made. As of December 31, 2003, the total number and value of the shown Restricted Stock Awards for each of the respective named executive officers were as follows: Mr. S. C. Scott, 9,000 shares worth $310,050 and Mr. J. L. Fiamenghi, 8,000 shares worth $275,600. In the cases of Mr. Fiamenghi’s 2002 Restricted Stock Award of 8,000 shares and Mr. Scott’s 2001 Restricted Stock Award of 9,000 shares, respectively, restrictions lapse on one-third of the shares awarded on each of the second, fourth and fifth anniversaries of the date of the award. Dividends are paid on the shares of such Restricted Stock at the rate paid to all stockholders.

(2)	Includes for 2003 matching contributions to defined contribution plans as follows: S. C. Scott, $12,000; E. J. Northacker, $10,680; J. W. Ripley, $12,000; and M. E. Doane, $11,015.

(3)	Includes $87,918 in relocation allowance paid to E.J. Northacker.

Stock Option Grants

      The following table contains information relating to the Company’s stock options granted to the named executive officers in 2003. All option grants were made at the fair market value of the Company’s common stock on the date of the grants. No stock appreciation rights were awarded either singly or in tandem with the granted options.

Option Grants in 2003

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation for Option
Individual Grants					Term(1)

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	0%	5%
Name	Granted(#)	2003	($/Share)	Date	($)	($)	10% ($)

S. C. Scott III	60,000	11.7	33.84	10/30/2013	0	1,276,908	3,235,935
E. J. Northacker	0	NA	NA	NA	NA	NA	NA
J. W. Ripley	26,000	5.07	33.84	10/30/2013	0	553,327	1,402,238
J. L. Fiamenghi	16,500	3.22	33.84	10/30/2013	0	351,150	889,882
M. E. Doane	12,000	2.34	33.84	10/30/2013	0	255,382	647,187

(1)	The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company’s common stock price.

Stock Option Exercises

      The following table contains information concerning the exercise of the Company’s stock options by each of the named executive officers in 2003 and the value of unexercised stock options held by each of them at the end of 2003.

Aggregated Option Exercises in 2003
and Option Values at December 31, 2003

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31, 2003(#)	December 31, 2003($)(2)

	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable

S. C. Scott III	15,379	281,199	354,441/90,000	2,016,902/210,600
E. J. Northacker	11,640	210,447	111,706/13,000	623,337/ 75,400
J. W. Ripley	—	—	134,942/39,000	790,554/ 91,260
J. L. Fiamenghi	—	—	65,750/ 24,750	272,693/ 57,915
M. E. Doane	—	—	83,000/ 18,000	391,362/ 42,120

(1)	Amounts shown are based on the difference between the market value of the Company’s common stock on the date of exercise and the exercise price.

(2)	Amounts shown are based on the difference between the closing price of the Company’s common stock on December 31, 2003 ($34.45) and the exercise price.

Long-Term Incentives

      The Company’s long-term incentive program for its officers consists of non-qualified stock options, shares of restricted stock and cash and/or performance share awards. The combined value of the awards for each program participant is targeted at the 60th percentile long-term compensation of the Survey Group referenced in the Compensation Committee Report on Executive Compensation. Non-qualified stock options are granted and restricted stock shares and performance shares are awarded under the Company’s 1998 Stock Incentive Plan while the cash portion is awarded under the Company’s Performance Plan. Option grants for each of the named executive officers are identified in the Option Grants Table appearing on page 14. A detailed explanation of the cash and performance share awards portion of the long-term incentive program is contained in the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation that appears beginning on page 15. The following table contains information relating to the Company’s long-term incentive plan performance share awards made to the named executive officers in 2003.

Long-Term Incentive Plans — Awards in 2003

	Number of		Estimated Future Payouts
	Shares,	Performance or	Under Non-Stock Price-Based Plans
	Units	Other Period Until
	Or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	(#)	(#)	(#)

S. C. Scott III	27,000	1/1/03 - 12/31/05	13,500	27,000	54,000
E. J. Northacker	8,000	1/1/03 - 12/31/05	4,000	8,000	16,000
J. W. Ripley	7,000	1/1/03 - 12/31/05	3,500	7,000	14,000
J. L. Fiamenghi	6,500	1/1/03 - 12/31/05	3,250	6,500	13,000
M. E. Doane	6,000	1/1/03 - 12/31/05	3,000	6,000	12,000

Equity Compensation Plan Information as of December 31, 2003

      The Company maintains the Corn Products International, Inc. 1998 Stock Incentive Plan, which was approved by the stockholders, the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan, pursuant to each of which the Company may provide certain equity compensation awards and make earned payments to eligible participants.

      The purpose of the Deferred Compensation Plan for Outside Directors is to provide at least one half of the director fees compensation that is paid to outside directors of the Company in the mandatory form of deferred phantom stock units based upon shares of Company common stock and to provide the opportunity for the outside directors to defer either 75% or 100% of their annual Board and Committee chairman retainers. Distributions will be made in one lump sum or in as many as ten equal installments beginning no sooner than six months following termination of service on the Board and ending no later than ten years and six months following such termination. Distributions of the deferred fees and all deemed investment earnings thereon may be made in cash or shares of Company common stock, or in any combination thereof in increments of 25%, at the selection of the outside director.

      The purpose of the Supplemental Executive Retirement Plan is to permit certain key executives of the Company to defer payment of compensation, including short and long-term incentive payments, until a later year, to provide them with the amount of retirement income not provided for under other Company plans by reason of IRS limits and elective compensation deferrals, and to preserve the opportunity for Company executives to continue to defer compensation that was deferred under plans maintained by the Company’s predecessor, CPC International Inc. Participants may enroll and participate in one or more of the Plan accounts based upon their eligibility. Each Plan account consists of applicable deferrals, various applicable credits and deemed investment earnings. One of the deemed investment options is in the form of phantom stock units based upon shares of Company common stock. All directions to invest existing Plan account balances or new deferrals into the phantom stock unit option are irrevocable and distributions from that option will only be made in shares of Company common stock. Distributions will be made based upon written selections made by the participants, in the form of a single lump sum, annual installments or other available alternatives depending on the respective Plan accounts.

      The following table gives information about equity compensation provided under the Company’s above-mentioned Plans.

Weighted-
	Number of securities	average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding	future issuance under equity
	outstanding	options,	compensation plans
	options, warrants	warrants	(excluding securities
Plan Category	and rights	and rights	reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,526,966 (1)	$29.34 (2)	1,972,933
Equity compensation plans not approved by security holders	157,272 (3)	N/A	164,934 (3)

Total	3,684,238	$29.34 (4)	2,137,867

(1)	This amount includes an aggregate of 83,500 shares of Company common stock representing outstanding performance share target awards that will vest only upon the successful completion of the 2003-2005 long-term incentive performance cycle, which awards, if earned, may be payable by the Company in either cash or shares of Company common stock or a combination thereof. This amount assumes (i) that all such target awards vest 100% and (ii) that the vested awards will be paid out in the form of Company common stock.

(2)	This price does not take into account the 83,500 performance share target award shares referenced in footnote 1, which shares have no exercise price.

(3)	This amount assumes (i) a $34.45 per share market value of the 157,272 phantom stock units of the Company credited to the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan accounts of the participating directors and executive officers, respectively, as of December 31, 2003, based upon the closing price of the Company’s common stock on the New York Stock Exchange on that date and (ii) that all such phantom stock units will be paid out in the form of Company common stock.

(4)	This price represents the weighted-average exercise price of outstanding options; it excludes the 157,272 phantom stock units referenced in footnote 3 as well as the 83,500 performance share target award shares referenced in footnote 1, which units and shares have no exercise price.

Pension Plans

      The Company has a “cash balance” defined benefit pension plan which is a tax-qualified plan within the meaning of Section 401(a) of the Code and which is applicable to its U.S. salaried employees, including the named executive officers other than J. L. Fiamenghi. Accounts of participants in the plan accrue monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. The value of a participant’s account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum. The Company also has a non-qualified supplemental retirement plan, which provides benefits in addition to those payable under the qualified plan. As of January 1, 2004, the estimated annual combined benefits at age 65 for each of the named executive officers under the qualified and supplemental plans in the U.S. are as follows: S. C. Scott, $358,391; E. J. Northacker, $13,958; J. W. Ripley, $187,583; and M.E. Doane, $53,560. The Company’s Brazilian subsidiary, Corn Products Brasil — Ingredientes Industriais Ltda., also maintains a defined benefit pension plan in which J. L. Fiamenghi participates. Accounts of participants in the plan accrue monthly interest credits according to the actual investment return gained. The value of a participant’s account at retirement is paid out either as a joint and survivor annuity or as a partial lump sum option. There is also a death and disability benefit that is provided based on a formula that takes into account the amount of time between the triggering event and the participant’s normal retirement date. As of January 1, 2004, estimated annual benefits at age 60 for J. L. Fiamenghi are $178,000, based upon the then effective foreign currency exchange rate.

Deferred Compensation Plans

      The Company’s Deferred Compensation Plan for Outside Directors and Deferred Stock Unit Plan allow both the outside directors to defer, in the form of the Company’s phantom stock units, all or part of their respective Board retainers. In addition, the Company’s Supplemental Executive Retirement Plan allows its participants to defer portions of their annual and long-term incentive compensation in the form of the Company’s phantom stock units. The Company’s phantom stock units credited to the accounts of the outside directors and named executive officers under these various plans as of January 1, 2004 are indicated in the middle column of the Security Ownership Table appearing on page 7.

Special Agreements

      The Company has a severance agreement with each of the named executive officers that may require making certain payments and providing certain benefits if the officer’s employment is terminated within two years after a change in control of the Company. The agreements provide for the payment of salary and vacation pay accrued through the termination date plus any applicable bonus prorated for the current year. In addition, the terminated officer would receive a lump sum payment equal to three times his or her applicable salary and annual bonus. The agreements also provide for certain continued insurance and other benefits and allowances and accelerated vesting of the terminated officer’s then unvested restricted stock awards and stock option grants. Any resulting excise tax paid by the terminated officer would also be reimbursed by the Company.

Certain Relationships and Related Transactions

      In connection with the acquisition by the Company of Compañía Proveedora de Ingredientes, S.A. de C.V. (formerly known as Arancia Corn Products, S.A. de C.V., now a wholly-owned subsidiary of the Company), the Company agreed to nominate a qualified nominee designated by the Aranguren family to the Board. This requirement will continue for as long as the Aranguren family continues to hold at least 1,235,293 shares of the Company’s common stock and such Aranguren family holdings represent at least 2.5% of the total outstanding shares of the Company’s common stock. Mr. L. Aranguren, has been designated by the Aranguren family as its nominee and he was elected to the Board last year to a term expiring in 2006. As part of the original transaction, the Aranguren family also has the right, through January 2010, to require the Company to repurchase up to 1,913,500 shares of the Company’s common stock held by the Aranguren family and related entities.

      The Company, primarily through its wholly-owned subsidiary Compañía Proveedora de Ingredientes, continues to engage in numerous transactions at competitive market rates (with the exception noted below), with several companies owned or controlled indirectly by the Aranguren family. The various contractual relationships giving rise to these transactions predate the Company’s acquisition of Compañía Proveedora de Ingredientes. These companies are subsidiaries of Arancia Industrial, S.A. de C.V., and Mr. L. Aranguren is the Executive President of Arancia Industrial. During 2003, the Company:

•	purchased enzymes amounting to $900,000 from, and provided steam at cost, amounting to $426,749, to Enmex, S.A. de C.V.;

•	purchased freight and similar services from Transportes Minerva, S.A. de C.V. in the amount of $7.7 million; and

•	leased reception and additional office facilities and purchased other services from Reprocesadora Industrial, S.A. de C.V. and Promociones Inmofisa, S.A. de C.V. in the combined amount of $300,000.

      All of these purchases and contractual relationships are planned to continue in 2004 in approximately the same dollar amounts or, in the case of Promociones Inmofisa, S.A. de C.V., in substantially lower dollar amounts.

      Mr. I. Aranguren-Castiello served as Chairman of Compañía Proveedora de Ingredientes until his retirement in April 2003. He was not paid a salary, nor did he receive any additional benefits or payments, in connection with such service.

Matters To Be Acted Upon

Proposal 1. Election of Directors

      The terms of four Class I directors are expiring at the Annual Meeting. Each of the four directors is nominated for reelection, with each nominee to hold office for a three-year term expiring in 2007.

      All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the Annual Meeting, the proxies will be voted for substitute nominees designated by the Board unless it has reduced its membership prior to the Annual Meeting. The Board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

Class I nominees for three-year terms expiring in 2007

KAREN L. HENDRICKS

Age — 56

Director since 2000
Member of the Compensation Committee and member of the Finance Committee

Leadership Development Consultant, Lee Hecht Harrison

Ms. Hendricks joined Lee Hecht Harrison in 2003 after her retirement in April 2001, as Chairman, President and Chief Executive Officer of Baldwin Piano & Organ Company, a maker of fine musical instruments that filed a voluntary petition under the federal bankruptcy laws in May 2001. Prior to joining Baldwin in 1994, she served as Executive Vice President and General Manager, Skin Care Division, at the Dial Corporation. Before that, she was an executive with Proctor & Gamble, serving in various positions. Ms. Hendricks is a trustee of The Ohio State University, a trustee of the Association of Governing boards of Universities & Colleges, and member of the Executive Committee of the Board of Directors of the Greater Cincinnati Chapter of the American Red Cross.

BERNARD H. KASTORY

Age — 58

Director since 1997
Chairman of the Finance Committee and member of the Corporate Governance and Nominating Committee

Professor in the Department of Management and Business at Skidmore College

Mr. Kastory was appointed to his present position in 2001 following his retirement from Bestfoods, a global producer of consumer food products that was acquired by Unilever in 2000. Previously, he served as Senior Vice President — Asia, Latin America and Baking Operations of Bestfoods, and prior thereto he served as Senior Vice President — Finance and Administration from 1997 until 1999, as Chairman and Chief Executive Officer of Bestfoods’ Baking Business from 1995 until 1997 and as President of its Corn Refining Business and Vice President of Bestfoods since 1992.

BARBARA A. KLEIN

Age — 49

Director since March 2004

Senior Vice President and Chief Financial Officer of CDW Corporation

Ms. Klein has been the Senior Vice President and Chief Financial Officer of CDW Corporation since 2002. Previously, she served as the Vice President and Chief Financial Officer of Dean Foods Company from 2000 to 2002 and was the Vice President and Corporate Controller of Ameritech Corporation from 1996 to 2000. Ms. Klein belongs to the Financial Executives Institute and the Chicago Finance Exchange. She also serves on the board of the Tax Assistance Program, a not-for-profit entity. Ms. Klein was recommended to serve as a director by the third-party search firm retained by the Corporate Governance and Nominating Committee.

SAMUEL C. SCOTT III

Age — 59

Director since 1997

Chairman, President and Chief Executive Officer of the Company

Before becoming Chairman and Chief Executive Officer of the Company in 2001, Mr. Scott served as President and Chief Operating Officer of the Company since 1997. Prior thereto, he was President of Bestfoods’ worldwide Corn Refining Business from 1995 to 1997 and President of its North American Corn Refining Business from 1989 to 1997. He was elected a Vice President of CPC International Inc. in 1991. He is also a director of Motorola, Inc., the Bank of New York, ACCION USA and Inroads Chicago and a trustee of the Chicago Symphony. He is the Chairman of the compensation committee of Motorola, Inc.’s board of directors.

The Board recommends that you vote FOR the nominees for Class I directors.

Class II directors continuing in office until 2005

RICHARD J. ALMEIDA

Age — 61

Director since 2001
Member of the Compensation Committee and member of the Finance Committee

Former Chairman and Chief Executive Officer of Heller Financial, Inc.

Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc., a commercial finance and investment company, which was acquired by General Electric in 2001. He served as Executive Vice President and Chief Financial Officer of Heller Financial from 1987 until 1995. Before that service, he was an executive with Citicorp/Citibank, serving in various capacities. He is also a director of eFunds Corporation, CARE(USA), and a trustee of the Latin School of Chicago, Chairman and a director of High Jump, and director of The Old Masters Society of the Art Institute of Chicago.

GUENTHER E. GREINER

Age — 65

Director since 1998
Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee

President of International Corporate Consultancy LLC

Mr. Greiner formed International Corporate Consultancy LLC, a global finance-consulting firm, upon his retirement from Citicorp/ Citibank, N.A. in April 1998. He joined Citibank Germany in 1965 and was appointed a vice president in 1974. After successive assignments in Europe, North America, Africa and the Middle East, he became an executive vice president of the World Corporate Group in 1989 and senior group executive and executive vice president of Citibank’s Global Relationship Bank in 1995. He is also a director of Ermenegildo Zegna Corp. (USA) and EZ Holditalia SpA. In addition he is a director of the New York Philharmonic, German American Chamber of Commerce (New York) and AICGS — The Johns Hopkins University.

JAMES M. RINGLER

Age — 58

Director since 2001
Member of the Audit Committee

Vice Chairman of Illinois Tool Works Inc.

Mr. Ringler is Vice Chairman of Illinois Tool Works Inc. (since 1999), a multinational manufacturer of highly engineered products and specialty systems. From October 1997 to December 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, FMC Technologies, Inc.; Autoliv, Inc.; and NCR Corporation.

Class III directors continuing in office until 2006

LUIS ARANGUREN

Age — 42

Director since 2003
Member of the Finance Committee

Board Vice President and Executive President of Arancia Industrial, S.A. de C.V.

Mr. Aranguren is the Board Vice President and Executive President of Arancia Industrial, S.A. de C.V. (plus its affiliated and subsidiary companies), a Mexican company that is controlled by Mr. Aranguren’s father and his family and that is the former joint venture partner with the Company in corn wet milling and refining operations in Mexico, since 2000. Previously, he served as Operations Director of Compañía Proveedora de Ingredientes, S.A. de C.V. (formerly known as Arancia Corn Products, S.A. de C.V.), the Company’s Mexican subsidiary, from 1996 until 2000, and in various other Arancia Corn Products management positions since 1989. He is also a director of Sistemas Pecuarios, S.A. de C.V., a joint venture between private Mexican and Great Britain companies, and Pacific Star and PFS de Mexico, two related joint ventures between J. P. Morgan and a private Mexican company. Mr. Aranguren is also the Board Vice President of Centro Empresarial de Jalisco and a director of Jalisco Desarrollo y Fomento, both non-profit entities. Mr. Aranguren was nominated as a director pursuant to the agreement described under “Certain Relationships and Related Transactions”.

RONALD M. GROSS

Age — 70

Director since 1998
Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee

Chairman Emeritus, Former Chairman and Chief Executive Officer of Rayonier, Inc.

Mr. Gross is Chairman Emeritus, former Chairman and Chief Executive Officer of Rayonier, Inc., a global supplier of specialty pulps, timber and wood products. He had been Chairman and Chief Executive Officer from 1994, when Rayonier was spun off from ITT Corporation, until December 31, 1998. Previously, he served as President, Chief Operating Officer and a director of ITT Rayonier Inc. from 1978 to 1981, and, in addition, became Chief Executive Officer in 1981 and Chairman from 1984 until 1994. He is also a director of Rayonier, Inc. and the Brinks Company.

WILLIAM S. NORMAN

Age — 65

Director since 1997
Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee

President and Chief Executive Officer of the Travel Industry Association of America

Mr. Norman has been President and Chief Executive Officer of the Travel Industry Association of America since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK) from 1987 to 1994. He is also a director of Travel Industry Association of America, The An-Bryce Foundation, U.S. Navy Memorial Foundation, International Consortium for Research on the Health Effects of Radiation (also serving as Treasurer), and the Logistics Management Institute. He is also a member of the Board of Trustees of West Virginia Wesleyan College, the Board of Overseers of the Hospitality Hall of Honor and Archives, and the National Park Service Advisory Board (U.S. Department of Interior).

CLIFFORD B. STORMS

Age — 71

Director since 1997
Member of the Audit Committee

Private Attorney

Mr. Storms was Senior Vice President (since 1988) and General Counsel (since 1975) of Bestfoods, a global producer of consumer food products, until his retirement in 1997. He is a director of Atlantic Legal Foundation, Inc., a past President of the Association of General Counsel, and a member of the Panel of Arbitrators of the American Arbitration Association Large Complex Case Program, the Alternate Dispute Resolution Panel of the Center for Public Resources, the Association of the Bar of the City of New York and the American Bar Association. He is also a director and officer of the Indian Harbor Yacht Club.

Proposal 2. Ratification of Appointment of Auditors

      The Audit Committee has appointed KPMG LLP (“KPMG”) as independent auditors of the Company’s operations in 2004, subject to ratification by the stockholders. Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain non-audit services for the Company. Although the Company is not required to seek stockholder approval of this appointment, the Board currently believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Board recommends that you vote FOR this proposal.

2003 and 2002 Audit Firm Fee Summary

      Following is a summary of professional services provided by the Company’s principal auditors, KPMG LLP, during the years ended December 31, 2002 and 2003, and the related fees:

	2003	2002

Audit fees for the annual consolidated financial statements and completion of limited reviews of quarterly financial information	$1,074,535	$981,729
Total audit related fees	106,056	78,420
Total tax fees	47,679	26,900
All other fees	None	None

Audit Related Fees

      The audit related fees include benefit plan audits, review of government filings, and consultation on the application of accounting principles.

Tax Fees

      The tax fees relate to tax compliance and consultation in the various countries in which the Company operates.

      All audit and non-audit services performed by KPMG are approved by the Audit Committee in advance of the engagement. The Audit Committee has considered the compatibility of the non-audit services provided by the Company’s principal auditors with auditor independence.

Other Matters

      We do not know of any other matters or items of business to be presented or acted upon at the Annual Meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using his or her best judgment.

Stockholder Proposals for 2005 Annual Meeting

      Proposals of stockholders that are intended to be presented at the 2005 annual meeting and notice of a stockholder’s desire to be included in the Company’s proxy statement for that meeting, which is expected to be held on or about Wednesday, May 18, 2005, must comply with certain rules and regulations promulgated by the SEC. The deadline for submitting any such proposal (which is otherwise in compliance with those rules and regulations) to the Company for inclusion in the proxy statement for the 2005 annual meeting of stockholders is November 30, 2004.

      Under the Company’s By-laws, a stockholder may present at the 2005 annual meeting of stockholders any other business, including the nomination of candidates for director, only if the stockholder has notified the Company’s Corporate Secretary, in writing, of the business or candidates not earlier than 120 days, expected to be about November 30, 2004, and not later than 90 days, expected to be about December 30, 2004, before the anniversary of the date the proxy statement for the previous year’s annual meeting of stockholders was released. There are other procedural requirements in the Company’s By-laws pertaining to stockholder nominations and proposals. Any stockholder of the Company may receive a current copy of the Company’s By-laws, without charge, by writing to the Corporate Secretary.

Additional Information

      The Company files annual, quarterly and special reports, proxy statements and other information with the SEC as required. SEC filings are generally available to the public from commercial document retrieval services, on the Company’s web site at http://www.cornproducts.com and on the Internet web site maintained by the SEC at www.sec.gov. You may also read and copy any reports, statements or other information that are filed at the SEC’s public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company also files certain reports and other information with the New York Stock Exchange, on which the Company’s common stock is traded. Copies of such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      YOU MAY RECEIVE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO CORN PRODUCTS INTERNATIONAL, INC., 5 WESTBROOK CORPORATE CENTER, WESTCHESTER, ILLINOIS 60154, ATTENTION: CORPORATE SECRETARY.

      Please complete the accompanying proxy card or voting instruction form and mail it in the enclosed, postage-paid envelope as soon as possible or cast your vote either by telephone or electronically through the Internet.

By order of the Board of Directors,

Marcia E. Doane
Vice President, General Counsel
and Corporate Secretary

March 25, 2004

APPENDIX A

CORN PRODUCTS INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

PURPOSE:

      1. The purpose of the Audit Committee (“Committee”) of the Company’s Board of Directors (“Board”) is as follows:

(a) to assist the Board in its oversight of:

(i) the integrity of the Company’s financial statements,

(ii) the Company’s compliance with legal and regulatory requirements,

(iii) the independent auditor’s (“Independent Auditor”) qualifications and independence,

(iv) the performance of the Company’s internal audit function and the Independent Auditor, and

(v) the Company’s overall risk management profile, and

(b) to prepare the report that the Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement.

      2. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

      3. Notwithstanding the above purpose of the Audit Committee, the Board recognizes that the Audit Committee is not responsible for guaranteeing the accuracy of the Company’s financial statements or the quality of the Company’s accounting practices. The fundamental responsibility for the Company’s financial statements and disclosures rests with management, with the responsibility for accurately auditing such statements and disclosures residing in the Independent Auditor.

MEMBERSHIP/EXPERTISE REQUIREMENTS:

      1. The Audit Committee shall consist of at least three directors, each of whom shall be an “independent director” under the rules of the New York Stock Exchange and shall otherwise satisfy the requirements for Audit Committee service imposed by the Securities and Exchange Act of 1934, as amended (the “Act”) and the rules of the New York Stock Exchange.

      2. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment.

      3. At least one member of the Committee shall be an Audit Committee financial expert, as that term is defined by the Act and whose identity is determined by the Board.

      4. Any member of the Committee who simultaneously serves on the audit committees of more than three public companies may serve on the Committee only if the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s proxy statement for the annual meeting of its shareholders.

RESPONSIBILITIES:

      The responsibilities of the Committee are as follows:

      In relation to the Independent Auditor:

      1. To be directly responsible for the appointment, retention, evaluation, termination, compensation and oversight of the Independent Auditor, including the resolution of disagreements between management and the

Independent Auditor regarding financial reporting. The Committee has the sole authority to approve all audit and non-audit engagement fees and terms with the Independent Auditors. These responsibilities may not be delegated to the Company’s management. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to the Independent Auditor.

      2. The Independent Auditor shall report directly to the Audit Committee.

      3. To pre-approve all audit and non-audit services, subject to any exceptions provided by the Act. To the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee.

      4. To assure that the requirements under the Act for audit partner rotation are observed.

      5. To review the scope of the annual audit to be performed by the Independent Auditor.

      6. At least annually, to obtain and review a written report by the Independent Auditor describing the following:

(a) the Independent Auditor’s internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c) all relationships between the Independent Auditor and the Company, including the matters set forth in Independence Standards Board Standard No. 1.

      7. To annually evaluate the Independent Auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company’s management and the Company’s Internal Auditor, and report its conclusions to the Board.

      8. To periodically meet separately with the Independent Auditor.

      9. To review with the Independent Auditor any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditor’s activities or access to requested information, and any significant disagreements with management.

      10. To discuss with the Independent Auditor the responsibilities, budget and staffing of the Internal Audit function.

      11. To establish clear policies relating to the hiring by the Company of employees or former employees of the Independent Auditor.

      In relation to the Company’s Internal Audit Function

      1. To periodically meet separately with internal auditors.

      2. To review and approve the annual internal audit plan.

      3. To receive and review summaries and reports from the Internal Auditor with respect to its oversight of the operations of the Company’s systems of internal controls and, where deemed appropriate, management’s response thereto.

      4. To review budgets, organizational structure, staffing and qualifications of the internal audit function.

      In relation to Financial Review

      1. To review and discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      2. To discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

      3. To receive, on a timely basis, and review prior to completion of the Independent Auditor’s annual audit, a report from the Independent Auditor, describing the following:

(a) all critical accounting policies and practices to be used in the Annual Audit,

(b) all alternative treatments of financial information within generally accepted accounting principles relating to material items that have been discussed with management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the Independent Auditor, and

(c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

      4. To periodically separately meet with management.

      5. To review annually the effect of regulatory and accounting initiatives on the Company’s financial statements.

      6. To review annually the effect of off-balance sheet structures, if any, on the Company’s financial statements.

      7. To review the Company’s financial reporting processes and internal controls, based on consultation with the Independent Auditor and Internal Audit. Such review shall include a consideration of the major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of identified deficiencies.

      8. To review tax compliance and reporting.

      In relation to Internal Controls

      1. In connection with each annual or quarterly report filed by the Company with the SEC, the principal executive officer and the principal financial officer, shall disclose the following to the Committee:

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

      2. To establish procedures for the following:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3. To review the status of corporate security, the security for the Company’s electronic data processing, information systems, and the general security of the Company’s people and assets.

      In relation to Risk Assessment

      1. To review policies with respect to risk assessment and risk management.

      2. To discuss the Company’s major risk exposures and the steps Company management has taken to monitor such exposure.

      In relation to Outside Experts

      1. To engage and obtain advice and assistance from outside legal, accounting or other advisors, as it deems necessary to carry out its duties. In addition, the General Counsel will attend Committee meetings as requested by the Committee.

      2. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any such advisors, as well as for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

      In relation to Governance:

      1. To report regularly to the Board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of the internal audit.

      2. To conduct an annual performance evaluation of the Committee and report the conclusions to the full Board.

      3. To review and address issues relating to compliance with the Company’s code of ethics for senior financial officers and recommend changes to the code if necessary.

      4. To review and assess the adequacy of this Charter on an annual basis.

      5. To include a copy of this Charter in the Company’s proxy statement as required by law.

      6. To prepare an annual agenda to ensure that the Audit Committee meets the requirements of this Charter.

      As approved by the Board of Directors on December 9, 2003.

APPENDIX B

CORN PRODUCTS INTERNATIONAL

BOARD MEMBERSHIP CRITERIA

      The Board consists of a substantial majority of “independent” directors, as defined in the Rules of the New York Stock Exchange. Candidates are identified for the contributions they can make to the deliberations of the Board and their ability to represent impartially all of the Company’s stockholders, and are considered regardless of race or gender. The Company will not seek directors who are likely to develop conflicts of interest, such as members of firms of investment bankers, lawyers, accountants or consultants.

      In addition to other considerations, all potential nominees are expected to have:

• the highest personal and professional ethics, integrity and values

• education and breadth of experience to understand business problems and evaluate the postulate solutions

• the ability to work well with others

• respect for the views of others and an open-minded approach to problems

• a reasoned and balanced commitment to the social responsibilities of the Company

• an interest and availability of time to be involved with the Company and its employees over a sustained period

• stature and experience to represent the Company before the public, stockholders and the other various individuals and groups that affect the Company

• the willingness to objectively appraise management performance in the interest of the stockholders

• an open mind on all policy issues and areas of activity affecting overall interests of the Company and its stockholders

• no involvement in other activities or interests that create a conflict with the director’s responsibility to the Company and its stockholders

      The Corporate Governance and Nominating Committee reviews the makeup of the Board and the tenure of its members at least annually to help determine the number and experience of directors required.

B-1

ADMISSION TICKET

2004 Annual Meeting of Stockholders

Wednesday, May 19, 2004
9:00 a.m. at the
Westbrook Corporate Center Meeting Facility
Annex between Towers 2 and 5, Westchester, Illinois 60154

Please retain this portion of the Proxy Card if you wish to
attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest.
Seating will be on a first-come, first-served basis and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

↓FOLD AND DETACH HERE↓	↓FOLD AND DETACH HERE↓

Annual Meeting of Stockholders—To Be Held Wednesday, May 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I, a stockholder of Corn Products International, Inc., acknowledge receipt of the Proxy Statement dated March 25, 2004, and appoint LUIS ARANGUREN, RONALD M. GROSS, WILLIAM S. NORMAN and/or CLIFFORD B. STORMS proxies and attorneys-in-fact, with full power of substitution, on my behalf and in my name, to represent me at the Annual Meeting of Stockholders to be held Wednesday, May 19, 2004 at 9:00 a.m., Central Daylight Saving Time, at the Westbrook Corporate Center Meeting Facility, Westchester, Illinois 60154, and at any adjourmnent(s) of the meeting, and to vote all shares of Common Stock which I would be entitled to vote if I were personally present, on all matters listed on the reverse side.

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.

Corn Products International, Inc. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2004 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot.

Comments:

(If you noted comments above, please mark the corresponding box on the reverse side.)

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

CORN PRODUCTS INTERNATIONAL, INC.
5 WESTBROOK CORPORATE CENTER
WESTCHESTER, ILLINOIS 60154

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
61 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY PHONE — l-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET —www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Corn Products International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

A/C	123,456,789,012.00000 → 000000000000 1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒	CRNP0I	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CORN PRODUCTS INTERNATIONAL, INC.

	02	0 0 0 0 0 0 0 0 0 0	214958330821

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

Vote On Directors
1.	To elect the following Nominees for a term expiring at the 2007 annual meeting of stockholders:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

		☐	☐	☐

01) Karen L. Hendricks 02) Bernard H. Kastory 03) Barbara A. Klein 04) Samuel C. Scott Ill

Vote On Proposal		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent auditors for the Company for 2004.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or any adjournment or adjournments thereof, the person named in this proxy will vote in his or her discretion.

If you have comments, please mark this box and note them on the reverse side.		☐

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

123,456,789,012
219023108
Signature [PLEASE SIGN WITHIN BOX]	Date	P91117	Signature (Joint Owners)	Date	70